CODE OF ETHICS

BMT INVESTMENT FUNDS
AND
BMT INVESTMENT ADVISERS

April 10, 2019

This Code of Ethics (“Code of Ethics” or “Code”) has been adopted by BMT Investment Funds (the “Trust”) and BMT Investment Advisers (the “Adviser”), in compliance with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to effectuate the purposes and objectives of those Rules.

It is unlawful for any affiliated person of the Trust or the Adviser, in connection with the purchase or sale by such person of a “Security held or to be acquired” by the Trust:

(1)	To employ any device, scheme or artifice to defraud the Trust;

(2)
To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances in which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

(4)	To engage in any manipulative practice with respect to the Trust.

The Code is intended to promote compliance with the Adviser’s and the Trust’s legal and fiduciary obligations, and is based upon the principle that certain persons, including the trustees, officers and certain affiliated persons of the Trust and the Adviser, owe a fiduciary duty to their clients, including Trust shareholders, to conduct their affairs, including their personal securities transactions, in such a manner as to minimize conflicts of interest and to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Trust or the Adviser; and (iii) abusing their position of trust and responsibility.

1.    DEFINITIONS

(a)
“Access Person” means any: (i) director, officer or partner of the Adviser; (ii) officer or trustee of the Trust who is an “interested person” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act; (iii) Supervised Person of the Adviser who (a) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (iv) other person designated by the CCO to be an Access Person.

(b)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(c)
“Beneficial Ownership” has the same meaning as it does when determining whether a person is subject to the provisions of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. This means that a person will generally be considered to have Beneficial Ownership of any security in which he or she has direct or indirect pecuniary (monetary) interest. In addition, a person will be deemed to have Beneficial Ownership of securities held by an immediate family member who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared investment power. The term immediate family member shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(d)	“CCO” means the Chief Compliance Officer of the Trust or the Adviser, as applicable.

(e)	“Control” has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

(f)
“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the U.S. Department of the Treasury.

(g)	“Independent Trustee” means a member of the Board of Trustees of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

(h)
“Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(i)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(5) or pursuant to Rule 504 or Rule 506 thereunder.

(j)	“Reportable Fund” means:

(i)	Any investment company or series thereof for which the Adviser serves as an investment adviser or sub-adviser as defined in Section 2(a)(20) of the Investment Company Act; or

(ii)	Any investment company or series thereof whose investment adviser, sub-adviser or principal underwriter Controls, is Controlled by, or is under common Control with, the Adviser.

(k)	“Reportable Security” means a Security, except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by open-end funds other than exchange-traded funds and Reportable Funds;

(v)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds; and

(vi)	Interests in qualified tuition programs (529 Plans).

(l)
“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(m)
“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

2.	STANDARDS OF BUSINESS CONDUCT
The Adviser requires that Supervised Persons engaging in the Adviser’s business adhere to high standards of business conduct, which are intended to reflect the Adviser’s legal and fiduciary obligations to its clients. Accordingly, Supervised Persons are required to comply with the Federal Securities Laws.
Supervised Persons should avoid conflicts of interest with regard to the Adviser and its clients. A “conflict of interest” in this context occurs when an individual’s private interest interferes with the interests of the Adviser and/or its clients. A conflict of interest that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking action. Supervised Persons must treat all clients in a fair and objective manner, and must not unfairly favor one client over any other.
Supervised Persons must promptly report any violation or suspected violation of the Code or of any securities laws, or rules to the CCO. No retaliation or retribution of any kind will be taken against a Supervised Person for reporting a violation or potential violation in good faith.
3.    PRE-APPROVAL OF CERTAIN INVESTMENTS

Access Persons must receive prior written approval (including by e-mail) from the CCO (or a designee) before purchasing securities in an Initial Public Offering or a Limited Offering. (See Exhibit A for a copy of the request form.) Pre-approval may also be requested via the Trust’s and Adviser’s compliance platform, ComplySci. Approval may be granted if the CCO (or a designee) believes that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent.

For purposes of this Section, a person who is deemed an Access Person of both the Trust and the Adviser should request prior written approval from the CCO (or a designee) of the entity that employs the Access Person (i.e., the Trust or the Adviser), rather than requesting approval from both the CCO of the Trust and the CCO of the Adviser. The CCO of the Trust must submit any pre-approval requests on their own behalf to the CCO of the Adviser, or a designee. Alternatively, the CCO of the Adviser must submit any pre-approval requests on their own behalf to the CCO of the Trust or a designee.

4.    REPORTING REQUIREMENTS

For purposes of this Section, a person who is deemed an Access Person of both the Trust and the Adviser should submit reports to the CCO (or a designee) of the entity that employs the Access Person (i.e., the Trust or the Adviser), rather than submitting reports to both the CCO of the Trust and the CCO of the Adviser. The preferred method of submitting the reports identified below is ComplySci.

(a)    Initial and Annual Holdings Reports

(i)	All Access Persons are required to submit to the CCO (or a designee) a report of all holdings in any Reportable Security within 10 days of becoming an Access Person and thereafter on an annual basis.

The holdings report must include: (i) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership; (ii) the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and (iii) the date the report is submitted. (See Exhibits B and C)

(ii)
Initial holdings reports shall be submitted no later than ten (10) calendar days after the person becomes an Access Person and provide information that is current as of a date no more than forty-five (45) calendar days prior to the date the person became an Access Person.

(iii)
Annual holdings reports shall be submitted within thirty (30) calendar days after the end of each calendar year and provide information that is current as of a date no more than forty-five (45) calendar days before the date such annual holdings report is submitted.

(iv)	Independent Trustees are not required to submit initial and annual holdings reports.

(b)	Quarterly Transaction Reports

(i)
All Access Persons are required to submit to the CCO (or a designee) a transaction report no later than 30 days after the end of each calendar quarter covering all transactions in Reportable Securities during the quarter in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership.     The quarterly transaction reports must include: (i) the date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Reportable Security involved; (ii) the nature of the transaction (e.g., purchase, sale); (iii) the price of the Reportable Security at which the transaction was effected; (iv) the dollar amount of the transaction; (v) the name of the broker, dealer, or bank with or through which the transaction was effected; and (vi) the date the report is submitted. (See Exhibit D)

The quarterly transaction reports also must include the following information about any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the date the account was established; and (iii) the date the report is submitted.

(ii)
An Independent Trustee is not required to report any transaction in a Reportable Security unless such Independent Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the fifteen (15) day period immediately preceding or after the date of the transaction by the Independent Trustee, the Reportable Security was purchased or sold, or being considered for purchase or sale, by the Trust or the Adviser.

(iii)	Quarterly transaction reports shall be submitted no later than thirty (30) calendar days after the end of the calendar quarter in which the transaction(s) to which the report relates was effected.

(c)	Exceptions from Reporting Requirements

Access Persons are not required to submit:

(i)	Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

(ii)	A transaction report with respect to transactions that are non-volitional on the part of the Access Person;

(iii)	A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; or

(iv)	A transaction report with respect to transactions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

Generally, an account over which an Access Person has no direct or indirect influence or control would be an account like a blind trust where a third party trustee (or other third party discretionary investment manager) manages the account for the benefit of the Access Person and the Access Person has no knowledge of the specific management actions taken by the trustee and has no right to intervene in the trustee’s management. In order to rely on this exception, an Access Person must provide the CCO with information regarding a trustee’s or third party manager’s relationship to the Access Person and may be required to submit periodic certifications regarding the Access Person’s (lack of) influence or control over the blind trusts or accounts.
(d)    Reports are Not Admissions

Any report required by this Section 4 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has a direct or indirect Beneficial Ownership in the Reportable Security to which the report relates.

5.	ADMINISTRATION

(a)	Notification and Acknowledgment

The Adviser’s CCO (or a designee) shall notify each Supervised Person in writing (including by e-mail or ComplySci) that he or she is subject to the Code, and shall deliver a copy of the Code and any subsequent amendments to the Code to each Supervised Person (including by e-mail). Each Supervised Person will provide the Adviser’s CCO (or a designee) with a written acknowledgement (including by e-mail or ComplySci) of his or her receipt of the Code and any subsequent amendments to the Code. (See Exhibit E)

The Trust’s CCO and the Adviser’s CCO (or a designee) shall identify all Access Persons who are subject to reporting requirements of the Code and notify such Access Persons of their reporting obligation.

(b)	Review of Reports

The CCO (or a designee) shall be responsible for reviewing the initial and annual holdings reports and quarterly transaction reports (or trade confirmations and/or account statements provided in lieu of such reports) submitted by Access Persons to determine compliance with the Code. The CCO’s personal investing shall be monitored by the Chief Financial Officer, the President or other designated officer.

(c)	Exceptions

Exceptions to the Code must be explained and approved in writing by the CCO and must be reported to the Board of Trustees of the Trust.

(d)	Sanctions

Upon discovering a violation of this Code of Ethics, the Board of Trustees of the Trust and/or the Adviser may impose such sanctions as it deems appropriate, which may include, among other things, disgorgement of profits, a letter of censure, or the suspension or termination of the employment of the violator. Any material sanctions imposed by the Adviser with respect to this Code shall be annually reported to the Board of Trustees of the Trust.

6.	APPROVAL OF CODE OF ETHICS AND AMENDMENTS

The Board of Trustees of the Trust, including a majority of the Independent Trustees, shall approve this Code and any material changes thereto. A material change to the Code must be approved no later than six months after adoption of the material change. The Board must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Section 17j-1(b) under the Investment Company Act. Before approving the Code, the Board of Trustees must receive a certification from the Trust and the Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. (See Exhibits F and G)

7.    ANNUAL REPORTING TO THE BOARD OF TRUSTEES

The CCO (or a designee) shall prepare an annual written report to the Trust’s Board of Trustees, which shall:

(a)
describe any issues arising under the Code or its procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or its procedures and sanctions imposed in response to the material violations; and

(b)	certify that the Trust or the Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. (See Exhibits F and G)

8.    RETENTION OF RECORDS

The Trust and the Adviser will maintain records in the manner and to the extent set forth below, which shall be available for examination by representatives of the SEC.

(a)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

(b)
A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

(c)
A copy of each report made by an Access Person pursuant to this Code (including brokerage confirmations or account statements provided in lieu of any such report) shall be preserved for at least five years from the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

(d)	A list of all persons who are, or within the past five years have been, Access Persons shall be maintained in an easily accessible place.

(e)	A list of persons who were responsible for reviewing such reports at any time during the last five years shall be maintained in an easily accessible place.

(f)
A copy of each written report to the Board of Trustees of the Trust shall be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(g)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an Initial Public Offering or a Limited Offering, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

(h)
A record of written acknowledgements of receipt of this Code and Code amendments for each person who currently is, or at any time during the past five years was, a Supervised Person shall be preserved for at least five years after the individual ceases to be a Supervised Person.

Exhibit A

BMT INVESTMENT FUNDS
BMT INVESTMENT ADVISERS
CODE OF ETHICS
PRE-APPROVAL REQUEST FORM

This request form must be submitted, and approval must be granted by the Chief Compliance Officer (“CCO”) (or a designee), before directly or indirectly acquiring Beneficial Ownership* in any securities in an Initial Public Offering or in a Limited Offering.

1.     Type of offering:         ☐ Initial Public Offering         ☐ Limited Offering

2.    Provide the information requested in the table below, to the extent applicable:

Name and Type of Security	Symbol or CUSIP	Size of offering (if a fund, size of fund)	Number of Shares	Total Dollar Amount of Transaction	Name and Address of Broker, Dealer or Bank Through Which Effected

3.    Describe how you became aware of this investment opportunity and any direct or indirect relationship with the issuer:

4.    Attach a copy of the prospectus, offering memorandum, corporate charter, partnership agreement, or similar document.

In making this request, I hereby certify that:

•	I am not in possession of material, non-public information concerning the security(ies) listed above.

•	To the best of my knowledge, my participation in the transaction will not misappropriate an investment opportunity that should have been first offered to the Trust or a client of the Adviser;

•	I have no reason to believe that this transaction presents a conflict of interest with the Trust or any client of the Adviser; and

•	I understand that I must receive pre-approval in writing from the CCO (or a designee) prior to investing.

Signature:
Print Name:
Title:
Date Submitted:

* Beneficial Ownership also includes securities held in the name of your immediate family members living in your household.

To be completed by the CCO (or a designee):

☐ Approved         ☐ Denied

Signature:
Print Name:
Title:
Date:

Exhibit B

BMT INVESTMENT FUNDS
BMT INVESTMENT ADVISERS
CODE OF ETHICS
INITIAL HOLDINGS REPORT

This report must be submitted to [__________] within ten (10) calendar days after becoming an Access Person. Information in this report must be current as of a date no more than forty-five (45) calendar days before the date this report has been submitted.

I hereby certify that as of [_____________]:

1.	I had a direct or indirect Beneficial Ownership* in the following Reportable Securities and which are required to be reported pursuant to the Code of Ethics:

Name of Security	Exchange Ticker Symbol or CUSIP Number	Number of Securities and Principal Amount (if applicable)	Type of Interest (Direct or Indirect)

☐ I have attached the above information to this Form.

This report: (i) excludes holdings with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had direct or indirect Beneficial Ownership in the Reportable Securities listed above.

2.
Following are the names of any broker, dealer or bank with whom I maintained an account in which any Securities (including securities that are not Reportable Securities) were held for my direct or indirect benefit:

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

☐ I have attached the above information to this Form.

Signature:
Print Name:
Title:
Date Submitted:

* Beneficial Ownership also includes securities held in the name of your immediate family members living in your household.

Exhibit C

BMT INVESTMENT FUNDS
BMT INVESTMENT ADVISERS
CODE OF ETHICS
ANNUAL HOLDINGS REPORT

This report must be submitted to [__________] within thirty (30) calendar days after the end of the calendar year. Information in this report must be current as of a date no more than forty-five (45) calendar days before the date this report has been submitted.

I hereby certify that as of December 31, [___]:

1.	I had a direct or indirect Beneficial Ownership* in the following Reportable Securities and which are required to be reported pursuant to the Code of Ethics:

Name of Security	Exchange Ticker Symbol or CUSIP Number	Number of Securities and Principal Amount (if applicable)	Type of Interest (Direct or Indirect)

☐ I have attached the above information to this Form.

This report: (i) excludes holdings with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had direct or indirect Beneficial Ownership in the Reportable Securities listed above.

2.
Following are the names of any broker, dealer or bank with whom I maintained an account in which any Securities (including securities that are not Reportable Securities) were held for my direct or indirect benefit:

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

☐ I have attached the above information to this Form.

Signature:
Print Name:
Title:
Date Submitted:

* Beneficial Ownership also includes securities held in the name of your immediate family members living in your household.

Exhibit D

BMT INVESTMENT FUNDS
BMT INVESTMENT ADVISERS
CODE OF ETHICS
QUARTERLY TRANSACTIONS REPORT

This report must be submitted to [__________] no later than 30 days after the end of a calendar quarter.

I hereby certify that for the calendar quarter ended: __________________:

1.
The following were all of the transactions that were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership*, and which are required to be reported pursuant to the Code of Ethics.

Name of Security (including interest rate, maturity date and principal amount, if applicable)	Exchange Ticker Symbol or CUSIP Number	Date of Transaction	Number of Shares	Price	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Name and Address of Broker, Dealer or Bank Through Which Effected

☐ I have attached the above information to this Form.
☐ I have all of my confirmations and account statements sent to the Chief Compliance Officer (or a designee), which include the above information.
☐ I did not have any securities transactions that need to be reported during the quarter.

This report: (i) excludes transactions with respect to which I had no direct or indirect influence or control; (ii) excludes other transactions not required to be reported; and (iii) is not an admission that I have or had direct or indirect Beneficial Ownership in the Reportable Securities listed above.

2.     I established the following account(s) in which any Securities (including securities that are not Reportable Securities) were held during the quarter for my direct or indirect benefit:

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

☐ I have attached the above information to this Form.
☐ There is no change to my brokerage account information from the previous quarter.

Signature:
Print Name:
Title:
Date Submitted:

* Beneficial Ownership also includes securities held in the name of your immediate family members living in your household.

Exhibit E

BMT INVESTMENT FUNDS
BMT INVESTMENT ADVISERS
CODE OF ETHICS
ACKNOWLEDGMENT AND CERTIFICATION OF SUPERVISED PERSONS

I hereby acknowledge receipt of the Code of Ethics of BMT Investment Funds and BMT Investment Advisers or any amendment thereto. I have read and understand the Code of Ethics and agree to abide by the Code of Ethics.

Signature: Print Name: Title: Date Submitted:

Exhibit F

BMT INVESTMENT FUNDS
CODE OF ETHICS
INITIAL AND ANNUAL CERTIFICATION

The undersigned, in his or her capacity as Chief Compliance Officer of BMT Investment Funds (the “Trust”), hereby certifies to the Board of Trustees of the Trust that the Trust has adopted procedures that are reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

Signature: Print Name: Title: Date Submitted:

Exhibit G

BMT INVESTMENT ADVISERS
CODE OF ETHICS
INITIAL AND ANNUAL CERTIFICATION

The undersigned, in his or her capacity as Chief Compliance Officer of BMT Investment Advisers (the “Adviser”), hereby certifies to the Board of Trustees of the Trust that the Adviser has adopted procedures that are reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

Signature: Print Name: Title: Date Submitted: